TIDAL ETF TRUST 485BPOS

Exhibit 99(h)(iv)(22)

TWENTY-SECOND AMENDMENT

TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS TWENTY-SECOND AMENDMENT effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Amended Exhibit A to:

Add the following fund:

●	Academy Veteran Impact ETF

Reflect a change in name for:

●	the Residential REIT Income ETF to the Residential REIT ETF; and

●	the Non-Traded REIT Fund Tracker ETF to the Private Real Estate Strategy via Liquid REITs ETF.

Remove the following series:

●	Constrained Capital ESG Orphans ETF and the Constrained Capital ESG Orphans Daily Inverse ETF.

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

Signatures on Following Page

TIDAL ETF TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Greg Farley

Name:	Eric Falkeis	Name:	Greg Farley

Title:	President	Title:	Senior Vice President

Date:	7/13/2023	Date:	7/13/2023

Amended Exhibit A to the Transfer Agent Servicing
Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Be Your Own Boss ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF SoFi Web 3 ETF SoFi Smart Energy ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF Gotham 1000 Value ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Residential REIT ETF

Private Real Estate Strategy via Liquid REITs ETF

Elevate Shares 2X Daily Blockchain ETF

Elevate Shares 2X Daily METV ETF

Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Aztlan Global Stock Selection DM SMID ETF

Noble Absolute Return ETF

God Bless America ETF

Subversive Cannabis ETF

Academy Veteran Impact ETF